UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Basic Energy Services, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 21, 2018 in Fort Worth, Texas (the “Annual Meeting”):

(1)	to elect two Class II directors to serve until the annual meeting of stockholders in 2021;

(2)	to approve, on a non-binding advisory basis, the named executive officer compensation as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting; and

(3)	to ratify the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2018.
A total of 19,876,079 shares of the Company’s common stock were present at the meeting in person or by proxy, which represented approximately 75% of the outstanding shares of the Company’s common stock as of March 22, 2018, the record date for the Annual Meeting.

Proposal 1: Director nominees were elected at the Annual Meeting based on the following vote tabulation:

	Votes “For”	Votes “Withheld”	Broker Non-Votes
Timothy H. Day	12,930,074	4,466,521	2,479,484
John Jackson	13,163,412	4,233,183	2,479,484

Proposal 2: The vote to approve, on a non-binding advisory basis, the Company’s named executive officer compensation as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting was approved, with the vote count as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
16,817,275	541,119	38,201	2,479,484

Proposal 3: The ratification of the appointment of KPMG LLP as the Company’s independent auditor for fiscal year 2018 was approved as follows:

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
19,866,434	8,369	1,276	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: May 21, 2018    By: /s/ T. M. "Roe" Patterson
Name:    T.M. "Roe" Patterson
Title:    President and Chief Executive Officer